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                                                                     Exhibit 3-a
                             NORDSON CORPORATION
                             -------------------

                                     1989
                                     ----

                      AMENDED ARTICLES OF INCORPORATION
                      ---------------------------------


               FIRST.  The name of the Corporation is
NORDSON CORPORATION.

               SECOND.  The place in the State of Ohio
where its principal office is located is the City of Amherst, in Lorain County.

               THIRD. This Corporation operates for the purpose of creating long-term benefits for all of its con-stituencies, including shareholders, customers, employees, and the communities in which it exists. In furtherance thereof, the Corporation is authorized:

          (a)  To manufacture, to purchase, lease,
or otherwise acquire, to hold and use, and to sell, lease, or otherwise dispose of, equipment, processes, methods, articles, products, and sup-plies connected with or relating to the applica-tion of thermoplastic adhesives used in packaging, product assembly, and other industrial processes;

          (b)  To manufacture, to purchase, lease,
or otherwise acquire, to hold and use, and to sell, lease, or otherwise dispose of equipment, processes, methods, articles, products, and sup-plies connected with or relating to the spraying, extrusion, or other handling and application of paints and other coating materials and substances;

          (c)  To manufacture, to purchase, lease,
or otherwise acquire, to hold and use, to sell, lease, or otherwise dispose of, and to deal in or with personal property of any description and any interest therein;

          (d)  To purchase, lease, or otherwise
acquire, to invest in, hold, use, and encumber,
and to sell, lease, exchange, transfer, or other-
wise equip, maintain, and operate structures and
real property of any description and any interest
therein;
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          (e)  To borrow money, to issue, sell,
and pledge its notes, bonds, and other evidences of indebtedness, to secure any of its obligations by mortgage, pledge, or deed of trust of all or any of its property, and to guarantee and secure obligations of any person, all to the extent necessary, useful, or conducive to carrying out any of the purposes of the Corporation;

          (f)  To invest its funds in any shares
or other securities of another corporation, busi-ness or undertaking or of a government, govern-mental authority, or governmental subdivision; and

          (g)  To do whatever is deemed neces-
sary, useful, or conducive to carrying out any of the purposes of the Corporation and to engage in any lawful activity for which corporations may be formed under the Ohio General Corporation Law.

               FOURTH. The authorized number of shares of the Corporation is 90,000,000, consisting of 10,000,000 Pre-ferred Shares, without par value (the "Preferred Shares"), and 80,000,000 Common Shares, without par value (the "Common Shares").



DIVISION A  Express Terms of Preferred Shares

               1.  PREFERRED SHARES.  With respect to
the Preferred Shares, the Directors, without any further action by the shareholders, may, at any time and from time to time, adopt an amendment or amendments to the Articles of Incorporation of the Corporation, in respect of any Pre-ferred Shares which constitute unissued or treasury shares at the time of such adoption, for the purpose of dividing any or all of such Preferred Shares into such series as the Directors shall determine, each of which series shall bear such distinguishing designation as the Directors shall determine and, within the limitations prescribed by the provisions of the Ohio General Corporation Law, fix the express terms of any such series of Preferred Shares, which may include statements specifying:

          (a)  Dividend rights, which may be
cumulative or non-cumulative, at a specified rate, amount, or proportion, with or without further participation rights, and in preference
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to, junior to, or on a parity in whole or in part
with dividend rights of shares of any other class or series:

          (b)  Liquidation rights, preferences,
and price;

          (c)  Redemption rights and price or
prices, if any;

          (d)  Sinking fund requirements, if any,
which may require the Corporation to provide a sinking fund out of earnings or otherwise for the purchase or redemption of such shares or for dividends thereon;

          (e)  Voting rights, which may be full
(not more, however, than one vote per share), limited, or denied, except as otherwise required by law;

          (f)  Conversion rights, if any, and the
conversion rate or rates or price or prices and the adjustments thereof, if any, and all other terms and conditions upon which conversions may be made; and

          (g)  Restrictions on the issuance of
shares of any class or series of the Corporation.

DIVISION B  Express Terms of Common Shares

               1.  The Common Shares shall be subject to
the express terms of the Preferred Shares and any series thereof. Each Common Share shall be equal to every other
Common Share. The holders of Common Shares shall be en-titled to one vote for each share held by them upon all matters presented to the shareholders.

               2.  No holder of Common Shares, as such,
shall have any pre-emptive right to purchase or subscribe for shares of the Corporation, of any class, or other secu-rities of the Corporation, of any class, whether now or hereafter authorized.

               FIFTH. The Corporation, by action of its Directors, and without action by its shareholders, may purchase its own shares, of any class or series, in accor-dance with the provisions of the Ohio General Corporation
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Law, either in the open market or at public or private
sale, in such manner and amounts, from such holder or hold-ers of outstanding shares of the Corporation, and at such prices as the Directors shall from time to time determine, subject, however, to such limitation or restriction, if any, as may be contained in the express terms of any class or series of shares of the Corporation outstanding at the time of such purchase.

               SIXTH.  Fair Price or Supermajority Vote
                       --------------------------------
Provision.
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               1.  VOTING REQUIREMENT.  Unless both the
fair price requirement set forth in paragraph 2 and the other conditions set forth in paragraph 3 have been sat-isfied, the affirmative vote of the holders of 80% of all outstanding shares of the Corporation entitled to vote in elections of directors, voting together as a single class, shall be required for the authorization or approval of any of the following transactions:

          (a)  MERGER OR CONSOLIDATION.  The
merger or consolidation of the Corporation or any of its subsidiaries with or into an inter-ested shareholder (as hereinafter defined).

          (b)  DISPOSITION OF ASSETS.  The sale,
lease, pledge, or other disposition, in one trans-action or in a series of transactions, from the Corporation or any of its subsidiaries to an interested shareholder, or from an interested shareholder to the Corporation or any of its sub-sidiaries, of assets having an aggregate fair mar-ket value (as hereinafter defined) of $1,000,000 or more.

          (c)  ISSUANCE OR TRANSFER OF SECURI-
TIES. The issuance, sale, or other transfer, in one transaction or in a series of transactions, by the Corporation or any of its subsidiaries to an interested shareholder, or by an interested shareholder to the Corporation or any of its subsidiaries, of securities for cash or other consideration having an aggregate fair market value of $1,000,000 or more.

          (d)  LIQUIDATION OR DISSOLUTION.  The
liquidation or dissolution of the Corporation
proposed by an interested shareholder.
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          (e)  RECLASSIFICATION OR RECAPITALIZA-
TION. The reclassification of securities, re-capitalization of the Corporation, or other transaction that has the effect of increasing the proportionate share of any class of outstanding securities of the Corporation or any of its sub-sidiaries beneficially owned (as hereinafter defined) by an interested shareholder or of otherwise diluting the position of any share-holder of the Corporation in comparison with the position of an interested shareholder.

          (f)  OTHER TRANSACTIONS.  Any other
transaction or series of transactions that is similar in purpose or effect to those referred to in clauses (a) through (e) of this paragraph 1.

This voting requirement shall apply even though no vote, or a lesser percentage vote, may be required by law, by any other provision of these Articles of Incorporation, or otherwise. The term "business combination", as used in this Article, means any of the transactions referred to in clauses (a) through (f) of this paragraph 1.

               2.  FAIR PRICE REQUIREMENT.  The fair price
requirement will be satisfied if the consideration to be received in the business combination by the holders of the Corporation's Common Shares and Preferred Shares, and by the Corporation or any of its subsidiaries, as the case may be, meets the following tests:

          (a)  AMOUNT OF CONSIDERATION TO BE
RECEIVED BY SHAREHOLDERS. If any holder of the Corporation's Common Shares or Preferred Shares, other than an interested shareholder, is to receive consideration in the business combination for any of the shares, the aggregate amount of cash and fair market value of any other consider-ation to be received per share may not be less than the sum of - -

         (A) the greater of (i) the highest
per share price, including commissions, paid by the interested shareholder for any shares of the same class or series during the two-year period ending on the date of the most recent purchase by the interested share-holder of any such shares, (ii) the highest sales price reported for shares of the same
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class or series traded on a national securi-
ties exchange or in the over-the-counter market during the one year period preceding the first public announcement of the pro-posed business transaction, or (iii) in the case of Preferred Shares, the amount of the per share liquidation preference; plus

         (B)  interest on the per share
price calculated at the prime rate for
unsecured short-term loans in effect at
AmeriTrust Company, Cleveland, Ohio, on the date on which the interested shareholder first became an interested shareholder, compounded annually from that date until the business combination is consummated, less the per share amount of cash dividends pay-able to holders of record on record dates in the interim, up to the amount of such inter-est.

For purposes of this clause (a), per share amounts will be adjusted for any stock dividend, stock split, or similar transaction.

          (b)  FORM OF CONSIDERATION TO BE
RECEIVED BY SHAREHOLDERS. The consideration to be received by holders of the Corporation's Com-mon Shares or Preferred Shares must be in cash or in the same form as was previously paid by the interested shareholder for shares of the same class or series; if the interested shareholder previously paid for such shares with different forms of consideration, the consideration to be received by the holders of the shares must be in cash or in the same form as was previously paid by the interested shareholder for the largest number of shares previously acquired by it. The provisions of this clause (b) are not intended to diminish the aggregate amount of cash and fair market value of any other consideration that any holder of the Corporation's Common Shares or Preferred Shares is otherwise entitled to receive upon the liquidation or dissolution of the Cor-poration, under the terms of any contract with the Corporation or an interested shareholder, or otherwise.

          (c)  CONSIDERATION TO BE RECEIVED BY
THE CORPORATION OR ANY OF ITS SUBSIDIARIES. If the Corporation or any of its subsidiaries is to
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receive consideration in the business combina-
tion, the consideration to be received must be fair to the Corporation or its subsidiaries, as determined by the continuing directors (as here-inafter defined).

               3.  OTHER CONDITIONS.  The other conditions
will be satisfied if, from the time the interested share-holder became an interested shareholder until the comple-tion of the business combination, each of the following has at all times been and continues to be true:

          (a)  CONTINUING DIRECTORS.  The Cor-
poration's Board of Directors has included at least five continuing directors. The term "con-tinuing director", as used in this Article, means an individual who (i) either was a director of the Corporation at the time the interested share-holder became an interested shareholder or was subsequently nominated or elected by the other continuing directors and (ii) is not an affiliate or associate (as hereinafter defined) of the interested shareholder. All actions required or permitted to be taken by the continuing directors under this Article shall be taken by the unani-mous written consent of all continuing directors or by the vote of a majority of the continuing directors at a meeting convened upon such notice as would be required for a meeting of the full
Board of Directors.

          (b)  NO ACQUISITION OF ADDITIONAL
SHARES. The interested shareholder has not become the beneficial owner (as hereinafter defined) of any additional Common Shares or Preferred Shares of the Corporation, except
(i) as part of the transaction that resulted in the interested shareholder becoming an interested shareholder, (ii) upon conversion of securities previously acquired by it, or (iii) pursuant to a stock dividend or stock split.

          (c)  NO SPECIAL BENEFITS TO THE INTER-
ESTED SHAREHOLDER.  The interested shareholder
has not received, directly or indirectly, the
benefit (except proportionately as a shareholder)
of any loan, advance, guaranty, pledge, or other
financial assistance, tax credit or deduction, or
other benefit from the Corporation or any of its
subsidiaries.
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          (d)  PROXY STATEMENT.  A proxy or in-
formation statement describing the business com-bination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations under it (or any subsequent provisions replacing that Act and the rules and regulations under it) has been mailed at least 30 days prior to the completion of the business combination to the holders of all out-standing shares of the Corporation entitled to vote in elections of directors, whether or not shareholder approval of the business combination is required. If deemed advisable by the continu-ing directors, the proxy or information statement shall contain a recommendation by the continuing directors as to the advisability (or inadvisa-bility) of the business combination and/or an opinion by an investment banking firm, selected by the continuing directors and retained at the expense of the Corporation, as to the fairness
(or unfairness) of the business combination to holders of the Corporation's Common Shares or Preferred Shares other than the interested share-holder.

          (e)  NO OMISSION OR REDUCTION OF DIVI-
DENDS. Except to the extent approved by the continuing directors, there has been no (i) fail-ure to pay in full, when and as due, any divi-dends on the Corporation's Preferred Shares or
(ii) failure to pay or reduction in the annual rate of dividends on the Corporation's Common
Shares, whether directly or indirectly through a reclassification, recapitalization, or otherwise.

          (f)  NO CHANGE IN BUSINESS OR CAPITAL
STRUCTURE. Except to the extent approved by the continuing directors, there has been no material change in (i) the nature of the business con-ducted by the Corporation and its subsidiaries or
(ii) the capital structure of the Corporation, including but not limited to any change in the number of outstanding Common Shares, the number and series of any outstanding Preferred Shares, and the types and aggregate principal amount of any outstanding debt securities, except for changes resulting from the exercise of previously issued options, warrants, or other rights, the conversion of previously issued shares, the issu-ance of previously authorized debt securities,
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and the mandatory redemption or retirement of
debt securities in accordance with their terms.

               4.  DEFINITIONS.  As used in this Article
Sixth:

          (a)  "AFFILIATE" AND "ASSOCIATE".  The
terms "affiliate" and "associate" have the mean-ings ascribed to them in Rule 12b-2 of the General
Rules and Regulations under the Securities and Exchange Act of 1934, as in effect on February 21, 1984.

          (b)  "BENEFICIAL OWNERSHIP".  A person
or entity is deemed to "beneficially own" shares if, directly or indirectly through any contract, understanding, arrangement, relationship, or otherwise, that person or entity has or shares
(i) the power to vote or to dispose, or to direct the voting or disposition, of the shares or
(ii) the right to acquire the shares pursuant to any contract or arrangement, upon the exercise of any option, warrant, or right, upon the conver-sion of any other shares, upon revocation of a trust, or otherwise. The person or entity is also deemed to "beneficially own" shares that are beneficially owned by affiliates and associates of that person or entity.

          (c)  "BUSINESS COMBINATION".  The term
"business combination" has the meaning ascribed to it in paragraph 1 of this Article.

          (d)  "CONTINUING DIRECTORS".  The term
"continuing directors" has the meaning ascribed to it in clause (a) of paragraph 3 of this Article.

          (e)  "FAIR MARKET VALUE".  The term
"fair market value" means, (i) in the case of securities listed on a national securities ex-change or quoted in the National Association of Securities Dealers Automated Quotation Systems
(NASDAQ), the highest sales price reported for securities of the same class or series traded on the national securities exchange or in the over-the-counter market during the preceding 30-day period, or if no such report or quotation is available, the value determined by the continuing
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directors, and (ii) in the case of other securi-
ties and of consideration other than securities or cash, the value determined by the continuing directors.

          (f)  "INTERESTED SHAREHOLDER".  The
term "interested shareholder" means any person or entity that, together with its affiliates and associates, is at the time of, or has been within the two-year period immediately prior to, the consummation of a business combination the bene-ficial owner of shares having at least 20% of the aggregate voting power of all outstanding shares of the Corporation entitled to vote in elections of directors. The term "interested shareholder", for purposes of the requirements and conditions of this Article, also includes the affiliates and associates of the interested shareholder. Not-withstanding the foregoing, the Corporation and its subsidiaries, and any profit-sharing, employee stock ownership, employee pension, or other em-ployee benefit plan of the Corporation or any subsidiary, are not deemed to be "interested shareholders".

               5.  NO EFFECT ON FIDUCIARY OBLIGATIONS OF
INTERESTED SHAREHOLDERS. Nothing contained in this Article shall be construed to relieve any interested shareholder from any fiduciary obligations imposed by law.

               6. AMENDMENT, REPEAL, ETC. Notwithstanding any other provision of these Articles of Incorporation or the Regulations of the Corporation (and notwithstanding the fact that a lesser percentage may be required by law, these Articles of Incorporation, or the Regulations of the Cor-poration), the affirmative vote of the holders of 80% of the outstanding shares of the Corporation entitled to vote in elections of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Sixth.

               SEVENTH.  These 1989 Amended Articles of
Incorporation supersede the existing 1986 Amended Articles of Incorporation of the Corporation.